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                                                                    EXHIBIT 4(c)




                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                        ENRON PREFERRED FUNDING II, L.P.


              This Certificate of Limited Partnership of Enron Preferred Funding II, L.P. (the "Partnership"), dated as of December 23, 1996, is being duly executed and filed by Enron Corp., a Delaware corporation, as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et seq.).

              i.                   Name.  The name of the limited partnership
                            formed hereby is Enron Preferred Funding II, L.P.

              ii.                  Registered Office.  The address of the
                            registered office of the Partnership in the State of Delaware is c/o Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

              iii.                 Registered Agent.  The name and address of
                            the registered agent for service of process on the Partnership in the State of Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

              iv.                  General Partner.  The name and the business
                            mailing address of the sole general partner of the Partnership is: Enron Corp., 1400 Smith Street, Houston, Texas 77002.

              IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first written above.



                                                  ENRON CORP.,
                                                  as sole general partner


                                                  By: /s/ PEGGY B. MENCHACA
                                                     --------------------------

                                                  Name: Peggy B. Menchaca
                                                  Title: Vice President and
                                                         Secretary